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                                                                    Exhibit 10.3


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement"), is made as of this 12th day of July, 2004, by and between GigaBeam CORPORATION, a Delaware corporation, with its corporate headquarters located at 14225-C Sullyfield Circle, Chantilly, VA 20151, its successors and assigns (hereinafter collectively referred to as "Company"), and DOUGLAS G. LOCKIE, an individual residing at 19,267 Mountain Way, Los Gatos, CA 95030 ("Executive").

                                   BACKGROUND

         WHEREAS, Executive is currently employed by Company as President and Chief Technology Officer and serves as a director ; and

         WHEREAS, Company intends to complete an Initial Public Offering ("IPO") of Company common stock and warrants, and offer Executive the foregoing Agreement contingent upon successful completion of the IPO;

         WHEREAS, should Company complete the IPO, Company desires to continue to employ Executive, and Executive desires to continue to be employed by the Company, all upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the facts, mutual promises, and covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Employment. Subject to, and contingent upon, the successful completion of the IPO, Company hereby employs Executive and Executive hereby accepts employment by Company, for the period and upon the terms and conditions set forth in this Agreement, subject to earlier termination pursuant to Section 6 below.

                  2. Office and Duties.

                           (a) During the term of this Agreement, Executive
shall serve as President and Chief Technology Officer of Company, and shall report directly to the Company's Chief Executive Officer and be subject to his supervision, control and direction.

                           (b) In his capacity as President and Chief Technology
Officer of Company, Executive shall have such authority, perform such duties, discharge such responsibilities and render such services as are customary to, and consistent with his position, subject to the authority and direction of the Chief Executive Officer, and shall perform such additional duties and responsibilities as may be from time to time assigned to him by the Chief Executive Officer, Company's Board of Directors ("Board") or committee established by the Board.


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                           (c) The Executive shall render his services
diligently, faithfully and to the best of his ability, and shall devote all of his working time, energy, skill and best efforts to the performance of his duties hereunder, in a manner that will further the business and interests of Company.

                           (d) During the term of this Agreement, Executive
shall not be engaged in any business activity which, in the reasonable judgment of the Board, conflicts with Executive's duties hereunder, whether or not such activity is pursued for pecuniary advantage.

                  3. Term. This Agreement shall be effective for a term commencing on the date the IPO is successfully completed ("Effective Date") and ending on the Third anniversary thereof (the "Expiration Date"), unless sooner terminated as hereinafter provided or further extended by the mutual written agreement of Company and Executive (the "Term").

                  4. Compensation.

                           (a) Base Salary. In consideration of the services
rendered by Executive to Company during the term hereof, Executive shall receive an annual base salary of Two Hundred and Twenty-Five Thousand and 00/100 Dollars ($225,000.00) ("Base Salary"), payable in equal periodic installments in accordance with Company's regular payroll practices in effect from time to time. Executive's Base Salary shall be reviewed annually by the Board and/or a committee of the Board which has been delegated responsibility for executive compensation matters (such committee to be referred to herein as the "Compensation Committee") in accordance with the compensation policies and guidelines of Company, and may be modified as a result of such review at the sole discretion of the Board and/or the Compensation Committee.

                           (b) Bonus Plans/Incentive Compensation Programs. In
addition to Base Salary, during the Term, Executive shall be eligible to participate in any bonus plans or incentive compensation programs, if any, as may be in effect from time to time, at a level consistent with his position and with Company's then current policies and practices ("Bonus").

                           (c) Benefits. During the Term, Executive also shall
be entitled to participate in all fringe benefits, if any, as may be in effect from time to time which are generally available to Company's senior executive officers, and such other fringe benefits as the Board and/or Compensation Committee shall deem appropriate, subject to eligibility requirements thereof (collectively, the "Benefits").

                           (d) Vacation. During the Term, Executive shall be
entitled to the number of paid vacation days in each calendar year as determined by Company from time to time for its senior executive officers. Vacation days which are not used during any calendar year may not be accrued or carried-over to the next year, nor shall Executive be entitled to compensation for unused vacation days.

                           (e) Business Expenses. During the Term, Company shall
pay or reimburse Executive for all reasonable expenses incurred or paid by Executive in the performance of Executive's duties hereunder, upon timely presentation of expense statements or vouchers and such other information as Company may reasonably require and in accordance with the generally applicable policies and practices of Company.


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                           (f) Withholding. All payments made pursuant to this
Agreement shall be subject to such withholding taxes as may be required by any applicable law.

                  5. Representations of Executive. Executive represents to Company that: (a) there are no restrictions, agreements or understandings whatsoever to which Executive is a party that would prevent, or make unlawful, his execution of this Agreement and his employment hereunder; (b) his execution of this Agreement and his employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which he is a party, or by which he is bound; and (c) he is of full capacity, free and able to execute this Agreement and to enter into this Agreement with Company.

                  6. Termination. This Agreement shall continue until the Expiration Date, unless terminated earlier by Company or Executive as provided herein, or further extended by the mutual written agreement of Company and Executive. Unless otherwise extended by the mutual written agreement of Company and Executive, this Agreement shall terminate automatically on the Expiration Date, without any notice, severance pay, termination pay or any severance obligation whatsoever. If, however, this Agreement is terminated prior to the Expiration Date by Company or Executive, the provisions contained in Section 7, Payments Upon Termination, shall apply.

                           (a) Termination by Company for Cause. Company shall
have the right to terminate this Agreement at any time for "Cause". For purposes of this Agreement, the term "Cause" shall mean the following:

                                    (i) Executive commits fraud or theft against
Company or any of its subsidiaries, affiliates, joint ventures and related organizations (collectively referred to as "Affiliates"), or is indicted, convicted of, or pleads guilty or nolo contendere to, a felony; or

                                    (ii) In carrying out his duties hereunder,
the Executive engages in conduct that constitutes gross neglect or willful misconduct and that results, in either case, in material economic harm to Company or its Affiliates; or

                                    (iii) Executive materially breaches any
provision of this Agreement (including but not limited to the restrictive covenants contained in Paragraph 8 below) or breaches any fiduciary duty or duty of loyalty owed to Company or its Affiliates; or

                                    (iv) Executive engages in conduct tending to
bring Company or its Affiliates into public disgrace or disrepute; or

                                    (v) Executive repeatedly neglects or refuses
to perform duties or responsibilities as directed by Company or the Board, or violates any express direction of any lawful rule or regulation established by Company or the Board which is consistent with the scope of Executive's duties under this Agreement; or



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                                    (vi) Executive commits any acts or omissions
resulting in or intended to result in direct personal gain to the Executive at the expense of Company or its Affiliates; or

                                    (vii) Executive compromises trade secrets or
other confidential and proprietary information of Company or its Affiliates.

                  "Cause" shall not include a bona fide disagreement over a corporate policy, so long as Executive does not willfully violate on a continuing basis specific written directions from the Board, which directions are consistent with the provisions of this Agreement. Action or inaction by Executive shall not be considered "willful" unless done or omitted by him intentionally and without his reasonable belief that his action or inaction was in the best interests of Company or its Affiliates, and shall not include failure to act by reason of total or partial incapacity due to physical or mental illness.

                           (b) Termination by Company upon the Death or
Disability of Executive. Company shall have the right to terminate this Agreement at any time upon the death or Disability of Executive. The term, "Disability", as used herein, means any physical or mental illness, disability or incapacity which prevents Executive from performing the essential functions of his job, with or without reasonable accommodations, hereunder for a period of not less than one hundred fifty (150) consecutive days or for an aggregate of one hundred eighty (180) days during any period of twelve (12) consecutive months. During any period of Disability, Executive agrees to submit to reasonable medical examinations upon the reasonable request, and at the expense, of Company.

                           (c) Termination By Company Without Cause. Company
shall have the right to terminate this Agreement at any time without "Cause" and/or without the occurrence of Executive's death or Disability upon thirty
(30) days written notice to Executive.

                           (d) Termination By Executive For Good Reason.
Executive shall have the right to terminate his employment at any time during the Term of this Agreement for "Good Reason" upon sixty (60) days prior written notice to Company's Board. For purposes of this Agreement, "Good Reason" shall mean any of the following:

                                    (i) the assignment to Executive by Company
of any duties inconsistent with Executive's status with Company or a substantial alteration in the nature or status of Executive's responsibilities from those in effect on the Effective Date hereof, or a reduction in Executive's titles or offices as in effect on the Effective Date hereof, except in connection with the termination of his employment for Cause or Disability or as a result of Executive's death, or by Executive other than for Good Reason;

                                    (ii) a reduction by Company in Executive's
Base Salary as in effect on the Effective Date or as the same may be increased from time to time during the term of this Agreement;

                                    (iii) the relocation of Executive to a
Company office located more than one hundred and fifty (150) miles from Chantilly, Virginia;

                                    (iv) any material breach by Company of a
material term or provision contained in this Agreement, which breach is not cured within thirty (30) days following the receipt by the Board of written notice of such breach; or



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                                    (v) Executive ceases to be a Director of the
Company not as a result of his resignation or declination to stand for reelection.

                           (e) Termination by Executive for Other than Good
Reason. If Executive shall desire to terminate his employment hereunder for other than Good Reason, he shall first give Company not less than ninety (90) days prior written notice of termination. Upon a termination of Executive's employment with Company under this Section 6(e), the effective date of termination shall be the date set forth in executive's resignation notice (assuming such date is in compliance with the notice provisions of this Section 6(e)) or an earlier date after Company's receipt of such notice as determined by Company, in its sole discretion, but not earlier than the date on which Company learned of Executive's decision to terminate his employment for other than Good Reason.

                           (f) Notice of Termination. Any termination, except
for death, pursuant to this Section 6 shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated. The Notice of Termination shall also set forth Executive's employment is terminated and be delivered in accordance with the terms of this Agreement.

                  Notwithstanding anything to the contrary set forth herein, the provisions of Sections 8 and 9 shall survive the termination of Executive's employment hereunder for any reason, and shall remain in full force and effect thereafter.

                  7. Payments Upon Termination.

                           (a) Termination for Cause. In the event Executive's
employment hereunder is terminated for Cause, all of Executive's rights to his Base Salary, Benefits and Bonus, if any, shall immediately terminate as of the date of such termination, except that Executive shall be entitled to any earned and unpaid portion of his Base Salary and accrued Benefits up to the date of termination, less all deductions or offsets for amounts owed by Executive to Company. Company shall have no further obligations to Executive under the Agreement.

                           (b) Termination Due to Death or Disability. In the
event Executive's employment hereunder is terminated due to his death or Disability, all of Executive's rights to his Base Salary, Benefits and Bonus, if any, shall immediately terminate as of the date of such termination, except that Executive (or, in the event that Executive's employment hereunder is terminated due to Executive's death, Executive's heirs, personal representative or estate) shall be entitled to any earned and unpaid portion of his Base Salary and accrued Benefits up to the date of termination less all deductions or offsets for amounts owed by Executive to Company. Company shall have no further obligations to Executive under the Agreement.



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                           (c) Termination By Company Without Cause or By
Executive For Good Reason. If Company terminates Executive's employment other than for Cause or the occurrence of Executive's death or Disability, or if Executive terminates his employment for Good Reason, all of Executive's rights to his Base Salary (so long as Executive is not in breach of this Agreement) shall continue as severance payments until, and terminate upon, the eighteen
(18) month anniversary of the date of such termination (the "Severance Period"), provided that Executive executes, and does not revoke, a General Release of all claims relating to his employment and termination from employment in a form provided by Company. Executive understands that should he fail or refuse to execute the General Release provided by Company, or revoke such General Release, he shall not be entitled to any severance payments under this section. Executive's Base Salary referred to in this paragraph shall be payable during the Severance Period in equal periodic installments in accordance with Company's regular payroll practices then in effect, but shall cease immediately if Executive is in breach of this Agreement. Company shall have no further obligations to Executive under the Agreement.

                           (d) Termination By Executive For Other Than Good
Reason. In the event Executive terminates his employment for other than Good Reason, all of Executive's rights to his Base Salary, Benefits and Bonus, if any, shall immediately terminate as of the date of termination, except that Executive shall be entitled to any earned and unpaid portion of his Base Salary and accrued Benefits up to the date of termination. Company shall have no further obligations to Executive under the Agreement.

                           (e) Recognition. Executive recognizes and accepts
that Company shall not, in any case, be responsible for any additional amount, severance pay, termination pay, severance obligation or other damages whatsoever arising from the termination of Executive's employment, above and beyond those specifically provided for herein.

                  8. Restrictive Covenants.

                           (a) Non-Competition. During the Term, and for a
period of twenty-four (24) months thereafter, Executive will not, in any capacity (including, but not limited to, owner, partner, member shareholder, consultant, advisor, financier, agent, executive, officer, director, manager or otherwise), directly or indirectly, for his own account or for the benefit of any natural person, corporation, partnership, trust, estate, joint venture, sole proprietorship, association, cooperative or other entity ("Person"), establish, engage in, work for, or be connected with, except as an executive of Company, any business in competition with the Business of Company (as defined in Section 8(i) below), if such business competes with the Business of Company in any State, county, or municipality where Company or its Affiliates conduct business, are preparing to conduct business or have conducted business during the Term.

                           (b) Non-Solicitation/Non-Piracy. During the Term, and
for a period of twenty-four (24) months thereafter, Executive will not, directly or indirectly, for his own account or for the benefit of any Person or entity:

                                    (i) solicit, service, contact, or aid in the
solicitation or servicing of any Person or entity which is or was a customer, prospective customer, client, prospective client, contractor, subcontractor or supplier of Company or its Affiliates within three (3) years prior to Executive's termination ("Company Customers/Clients"), for the purpose of (a) selling services or goods in competition with the Business of Company; (b) inducing Company Customers/Clients to cancel, transfer or cease doing business in whole or in part with Company or its Affiliates or (c) inducing Company Customers/Clients to do business with any Person or business entity in competition with the Business of Company.



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                                    (ii) solicit, aid in solicitation of,
induce, contact for the purpose of, encourage or in any way cause any executive of Company or its Affiliates to leave the employ of Company or its Affiliates, or interfere with such executive's relationship with Company or its Affiliates.

                           (c) Non-Disclosure. Other than in furtherance of the
Business of Company, in the ordinary course in his capacity as an executive hereunder, Executive will not, at any time, except with the express prior written consent of the Board, directly or indirectly, disclose, communicate or divulge to any Person or entity, or use for the benefit of any Person or entity, any secret, confidential or proprietary knowledge or information with respect to the conduct or details of the Business of Company including, but not limited to, customer and client lists, customer and client accounts and information, prospective client, customer, contractor and subcontractor lists and information, services, techniques, methods of operation, pricing, costs, sales, sales strategies and methods, marketing, marketing strategies and methods, products, product development, research, know-how, policies, financial information, financial condition, business strategies and plans and other information of Company or its Affiliates which is not generally available to the public and which has been developed or acquired by Company or its Affiliates with considerable effort and expense. Upon the expiration or termination of Executive's employment under this Agreement, Executive shall immediately deliver to Company all memoranda, books, papers, letters, and other data (whether in written form or computer stored), and all copies of same, which were made by Executive or otherwise came into his possession or under his control at any time prior to the expiration or termination of his employment under this Agreement, and which in any way relate to the Business of Company as conducted or as planned to be conducted by Company or its Affiliates on the date of the expiration or termination.

                           (d) Intellectual Property. Executive will promptly
communicate to Company, in writing when requested, all software, designs, techniques, concepts, methods and ideas, other technical information, marketing strategies and other ideas and creations pertaining to the Business of Company which are conceived or developed by Executive alone or with others, at any time (during or after business hours) while Executive is employed by Company or its Affiliates. Executive acknowledges that all of those ideas and creations are inventions and works for hire, and will be Company's exclusive property. Executive will sign any documents which Company deems necessary to confirm its ownership of those ideas and creations, and Executive will cooperate with Company in order to allow Company to take full advantage of those ideas and creations.

                           (e) Non-Disparagement. Executive will not, at any
time, publish or communicate disparaging or derogatory statements or opinions about Company or its Affiliates, including but not limited to, disparaging or derogatory statements or opinions about Company's or its Affiliates' management, products or services, to any third party. It shall not be a breach of this section for Executive to testify truthfully in any judicial or administrative proceeding or to make statements or allegations in legal filings that are based on Executive's reasonable belief and are not made in bad faith.



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                           (f) Enforcement. Executive acknowledges that the
covenants and agreements of this Section 8 ("Covenants") herein are of a special and unique character, which give them peculiar value, the loss of which cannot be reasonably or adequately compensated for in an action at law. Executive further acknowledges that any breach or threat of breach by him of any of the Covenants will result in irreparable injury to Company for which money damages could not be adequate to compensate Company. Therefore, in the event of any such breach or threatened breach, Company shall be entitled, in addition to all other rights and remedies which Company may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining Executive and/or all other Persons involved therein from committing a breach or continuing such breach. The remedies granted to Company in this Agreement are cumulative and are in addition to remedies otherwise available to Company at law or in equity. The Covenants contained in this Section 8 are independent of any other provision of this Agreement, and the existence of any claim or cause of action which Executive or any such other Person may have against Company shall not constitute a defense or bar to the enforcement of any of the Covenants. If Company is obliged to resort to litigation to enforce any of the Covenants which has a fixed term, then such term shall be extended for a period of time equal to the period during which a material breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a material breach occurred, or, if later, the last day of the original fixed term of such Covenant.

                           (g) Acknowledgements. Executive acknowledges that
prior to entering into this Agreement he has had the opportunity to obtain independent advice from his legal counsel, accountants and tax advisors in connection with this Agreement and has done so to the extent he deemed it appropriate. Executive expressly acknowledges that the Covenants are a material part of the consideration bargained for by Company, and, without the agreement of Executive to be bound by the Covenants, Company would not have agreed to enter into this Agreement. Executive further acknowledges and agrees that the Business of Company and its services are highly competitive, and that the Covenants contained in this Section 8 are reasonable and necessary to protect Company's legitimate business interests. In addition, Executive acknowledges that in the event his employment with Company terminates, he will still be able to earn a livelihood without violating this Agreement, and that the Covenants contained in this Section 8 are material conditions to my employment and continued employment with Company.

                           (h) Scope. If any portion of any Covenant or its
application is construed to be invalid, illegal or unenforceable, then the remaining portions and their application shall not be affected thereby, and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or similar factor, then the court or other trier of fact making such determination shall modify, reduce or limit such scope, duration, area or other factor, and enforce such Covenant to the extent it believes is lawful and appropriate.

                           (i) Business of Company. The term "Business of
Company", as used herein, shall mean the design, manufacture, service or sale by Company or its Affiliates of high data rate (gigabit class) millimeter wave frequency, point to point wireless communications equipment. The term shall also mean the provision by Company or its Affiliates of intake, assessment and referral, case management and network management services to governmental agencies and provider networks, and any other business in which Company or its Affiliates were actually engaged or planning to be engaged during the Term.



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                           (j) Indemnification. Executive shall indemnify,
defend and hold harmless Company in respect of all liabilities, charges, damages, losses, expenses, fees, and costs of any nature (including reasonable attorney's fees and costs of litigation) that result from a failure by Executive to fully perform or comply with any Covenant contained in this Section 8.

                  9. Miscellaneous.

                           (a) Indulgences, Etc. Neither the failure, nor any
delay, on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same, or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                           (b) Controlling Law; Consent to Arbitration; Service
of Process.

                                    (i) This Agreement and all questions
relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Delaware (notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary), and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

                                    (ii) Except to the extent provided for in
Section 8 above (relating to injunctive relief and other equitable remedies), Company and Executive agree that any claim, dispute or controversy arising under or in connection with this Agreement, or otherwise in connection with Executive's employment by Company or termination of his employment (including, without limitation, any such claim, dispute or controversy arising under any federal, state or local statute, regulation or ordinance or any of Company's executive benefit plans, policies or programs) shall be resolved solely and exclusively by binding, confidential, arbitration. The arbitration shall be held in Chantilly, Virginia (or at such other location as shall be mutually agreed by the parties). The arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes (the "Rules") of the American Arbitration Association ("the AAA") in effect at the time of the arbitration, except that the arbitrator shall be selected by alternatively striking from a list of five arbitrators supplied by the AAA. All fees and expenses of the arbitration, including a transcript if either requests, shall be borne equally by the parties, however, all costs for the services of the arbitrator shall be borne solely by Company. Each party is responsible for the fees and expenses of its own attorneys, experts, witnesses, and preparation and presentation of proofs and post-hearing briefs (unless the party prevails on a claim for which attorney's fees are recoverable under law). In rendering a decision, the arbitrator shall apply all legal principles and standards that would govern if the dispute were being heard in court. This includes the availability of all remedies that the parties could obtain in court. In addition, all statutes of limitation and defenses that would be applicable in court, will apply to the arbitration proceeding. The decision of the arbitrator shall be set forth in writing, and be binding and conclusive on all parties. Any action to enforce or vacate the arbitrator's award shall be governed by the Federal Arbitration Act, if applicable, and otherwise by applicable state law. If either Company or Executive improperly pursues any claim, dispute or controversy against the other in a proceeding other than the arbitration provided for herein, the responding party shall be entitled to dismissal or injunctive relief regarding such action and recovery of all costs, losses and attorney's fees related to such action.



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                                    (iii) Each of the parties hereto hereby
consents to process being served in any suit, action or proceeding of any nature, by the mailing of a copy thereof by registered or certified first-class mail, postage prepaid, return receipt requested, to them at their respective addresses set forth in Section 9(c) hereof. Each of parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, all claims of error by reason of any such service pursuant to the terms hereof (but does not waive any right to assert lack of subject matter jurisdiction) and agrees that such service (A) shall be deemed in every respect effective service of process in any such suit, action or proceeding and (B) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service.

                                    (iv) Nothing in this Section 9(b) shall
affect the right of any party hereto to serve process in any manner permitted by law or affect the right of any party to bring proceedings against any other party in the courts of any jurisdiction or jurisdictions.

                           (c) Notices. All notices, requests, demands and other
communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                          (i) If to Executive:

                              Douglas G. Lockie
                              19,267 Mountain Way
                              Los Gatos, CA 95030

                         (ii) If to Company:

                              GigaBeam Corporation
                              14225-C Sullyfield Circle
                              Chantilly, VA 20151
                              Attention: Board of Directors

         In addition, notice by mail shall be by air mail if posted outside of the continental United States.



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         Any party may alter the addresses to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

                           (d) Assignment of Agreement. The rights and
obligations of both parties under this Agreement shall inure to the benefit of and shall be binding upon their heirs, successors and assigns. Company may assign or otherwise transfer its rights under this Agreement, including but not limited to all Covenants contained in Section 8 above, to any successor or affiliated business or corporation whether by sale of stock, merger, consolidation, sale of assets or otherwise. This Agreement may not, however, be assigned by Executive to a third party, nor may Executive delegate his duties under this Agreement.

                           (e) Execution in Counterparts. This Agreement may be
executed in any number of counterparts, including by facsimile, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                           (f) Provisions Separable. The provisions of this
Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                           (g) Entire Agreement. This Agreement contains the
entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings between the parties, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                           (h) Section Headings. The Section headings in this
Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                           (i) Gender, Etc. Words used herein, regardless of the
number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                           (j) Number of Days. In computing the number of days
for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which entities which are provincially regulated are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.



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

                           (k) Costs, Expenses in the Event of Breach. In the
event that either Executive or Company breaches this Agreement, the non-breaching party shall be entitled to reimbursement for all costs and expenses associated with enforcing such non-breaching party's rights and remedies under this Agreement, including but not limited to legal fees and costs of litigation.













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



         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement, intending to be legally bound hereby, as of the date first above written.

                                  GIGABEAM CORPORATION



                                  By: /s/ Louis S. Slaughter
                                      ----------------------------------------
                                  Name:  Louis S. Slaughter
                                  Title: Chief Executive Officer and
                                         Chairman of the Board


                                  DOUGLAS G. LOCKIE



                                  /s/ Douglas G. Lockie
                                  --------------------------------------------
















          [Signature Page to Employment Agreement of Douglas G. Lockie]


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